Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 33-14190 on Form N-1A of our report dated June 22, 2007 relating to the financial statements and supplementary data of Merrill Lynch Institutional Portfolio, a series of Master Institutional Money Market LLC, for the year ended April 30, 2007, appearing in the Annual Report on Form N-CSR of Merrill Lynch Funds for Institutions Series for the year ended April 30, 2007, and to the references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 15, 2007